Exhibit 10.1

Execution Version

AMENDMENT NO. 1 TO CREDIT SUPPORT AGREEMENT

This Amendment No. 1 to Credit Support Agreement (this “Amendment”), is dated as of March 12, 2021, between CLEAN ENERGY FUELS CORP., a Delaware corporation (the “Borrower”) and TOTAL HOLDINGS USA INC., a Delaware corporation (the “Guarantor”).

WHEREAS, the Borrower and Société Générale, a company incorporated as a société anonyme under the laws of France (the “Lender”), have entered into that certain Term Credit Agreement, dated as of January 2, 2019 and amended as of March 12, 2021 (as further amended, restated, supplemented or otherwise modified from time to time in accordance with its provisions, the “Credit Agreement”), pursuant to which the Lender has made available to the Borrower certain Loans (as defined therein) and other credit accommodations. In connection with the execution of the Credit Agreement, the Guarantor and the Lender have entered into that certain Guaranty, dated as of January 2, 2019 (as amended, restated, supplemented or otherwise modified from time to time in accordance with its provisions, the “Guaranty”), pursuant to which the Guarantor agreed to guarantee certain “Obligations” (as defined therein) of the Borrower arising in connection with the Credit Agreement;

WHEREAS, in connection with the foregoing, the Borrower and the Guarantor entered into that certain Credit Support Agreement, dated as of January 2, 2019 (as amended, restated, supplemented or otherwise modified from time to time in accordance with its provisions, the “Credit Support Agreement”), pursuant to which the Borrower agreed to undertake certain obligations in favor of the Guarantor arising in connection with the Guaranty;

WHEREAS, the parties hereto desire to amend the Credit Support Agreement on the terms and subject to the conditions set forth herein; and

WHEREAS, the Borrower has requested, and the Guarantor has agreed, to amend the Credit Support Agreement to, among other things, permit the Borrower to use the proceeds of the Loan (as defined in the Credit Support Agreement) for certain additional purposes as set forth herein.

NOW, THEREFORE, in consideration of the premises set forth above and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.Definitions. Capitalized terms used and not defined in this Amendment shall have the respective meanings given them in the Credit Support Agreement.

2.	Amendments to the Credit Support Agreement.

(a)Section 1 of the Credit Support Agreement is hereby amended by inserting the following definitions in appropriate alphabetical order:

““First Amendment” means that certain Amendment No. 1 to Term Credit Agreement, dated as of March 12, 2021, between the Company and the Bank, as acknowledged by the Guarantor.”

““CERF” means Clean Energy Renewable Fuels, LLC, a Delaware limited liability company and a Wholly-Owned Subsidiary of the Company.”

(b)Section 1 of the Credit Support Agreement is hereby amended by amending and restating the following definitions as follows:

““Oversight Committee” means the committee with (a) the purpose, composition, duties, responsibilities and authorities set forth in Exhibit C hereto as they relate to the Truck Program and (b) the additional purpose of supervising and overseeing the activities of the Guarantor and the Company (in a manner comparable to such supervision and oversight with regard to the Truck Program) with regard to the incurrence of Station Build Costs (as defined in the First Amendment) for which the Company intends to request the issuance of a Loan or advance under the Credit Facility (collectively, the “Oversight Committee Activities”).”

““Security Agreement” means, collectively, (a) that certain Pledge and Security Agreement, dated as of January 2, 2019, by and between CE and the Guarantor; and (b) those certain pledge and security agreements to be entered into pursuant to Section 5(b)(i) of this Agreement.”

(c)Section 5(a)(iii) of the Credit Support Agreement is hereby amended and restated in its entirety as follows:

“(iii) To use and cause CE or CERF (as the case may be) to use the proceeds of any and all Loans only to pay for the incremental cost of the natural gas trucks under the Truck Program; the Station Build Costs (as defined in the First Amendment); or the JV Equity Obligations (as defined in the First Amendment), in each case that were the basis for the borrowing of such Loans by the Company under the Credit Facility.”

(d)Section 5(a) of the Credit Support Agreement is hereby amended by adding a new clause (xi) as follows:

“(xi) that it shall comply with, and shall cause its representatives to comply with, the requirements of the Oversight Committee made in connection with the performance of the Oversight Committee Activities.”

(e)Section 5(b)(i) of the Credit Support Agreement is hereby amended and restated in its entirety as follows:

“(i)(A)Request the issuance of a Loan or advance under the Credit Facility in respect of the Truck Program;

(B)Request the issuance of a Loan or advance under the Credit Facility in respect of Station Build Costs, unless the Company shall have first provided to the Guarantor (x) a detailed description of the proposed Station Build Costs (including identification of the particular fueling stations) for which such Loan or advance is begin requested, along with an investment file relating to such Station Build Costs, which investment file shall have been approved by the Oversight Committee; and (y) a pledge and security agreement (in form and substance reasonably satisfactory to the Guarantor) that pledges to the Guarantor CE’s (or its applicable Affiliate’s) membership or other interest in a single- purpose entity that will own or hold all of the assets comprising the Station Build Costs (including fueling stations) for which such Loan or advance is being requested; or

(C)Request the issuance of a Loan or advance under the Credit Facility in respect of JV Equity Obligations, unless the Company shall have first provided the Guarantor with a pledge and security agreement (in form and substance reasonably satisfactory to the Guarantor) that pledges to the Guarantor CERF’s (or its applicable Affiliate’s) membership or other interest in the SPV (as defined in the Total JV Agreement (as defined in the First Amendment)) that will own the JV Project (as defined in the Total JV Agreement) for which such Loan or advance is being requested.”

(f)Section 5(b)(iii) of the Credit Support Agreement is hereby amended and restated in its entirety as follows:

“(iii)Grant, or permit any Affiliate of the Company to grant, any Lien over any property or collateral covered by the Security Documents.”

3.Limited Effect. Except as expressly provided hereby, all of the terms and provisions of the Credit Support Agreement and the other documents executed in connection therewith are and shall remain in full force and effect and are hereby ratified and confirmed by each of the Borrower and the Guarantor. The amendments contained herein shall not be construed as a waiver or amendment of any other provision of the Credit Support Agreement or the other documents executed in connection therewith or for any purpose except as expressly set forth herein or a consent to any further or future action on the part of the Borrower that would require the waiver or consent of the Guarantor.

4.Conditions Precedent. This Amendment shall become effective upon the date on which the parties shall have received this Amendment, duly executed and delivered by the Borrower and the Guarantor.

5.Successors and Assigns. This Amendment shall inure to the benefit of and be binding upon the Borrower and the Guarantor and each of their respective successors and assigns.

6.Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York (including Section 5-1401 of the General Obligations Law of the State of New York), without regard to conflicts of laws principles that would require application of another law.

7.Counterparts; Electronic Execution. This Amendment may be executed in any number of counterparts, all of which shall constitute one and the same agreement, and any party hereto may execute this Amendment by signing and delivering one or more counterparts. Delivery of an executed counterpart of this Amendment electronically or by facsimile shall be effective as delivery of an original executed counterpart of this Amendment. The words “execution,” “signed,” “signature,” and words of like import in this Amendment shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

[SIGNATURES PAGE FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

CLEAN ENERGY FUELS CORP., as Borrower

By:	/s/ Andrew J. Littlefair
Name:	Andrew J. Littlefair
Title:	President & Chief Executive Officer

[Signature Page to Amendment No. 1 to Credit Support Agreement]

TOTAL HOLDINGS USA INC.,
as Guarantor

By:	/s/ Franck Trochet
Name:	Franck Trochet
Title:	Chief Financial Officer

[Signature Page to Amendment No. 1 to Credit Support Agreement]